Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Amy Duling, President of DundeeWealth Funds (the “Registrant”), certify that:

1.                           The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	June 7, 2012	/s/ Amy Duling
Amy Duling, President
(principal executive officer)

I, John Leven, Treasurer of DundeeWealth Funds (the “Registrant”), certify that:

1.                           The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	June 7, 2012	/s/ John Leven
John Leven, Treasurer
(principal financial officer)

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and are not being filed as part of the report or as a separate disclosure document.